Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Amendment No.2 to Form S-4, of our report dated May 14, 2025, relating to the consolidated financial statements of Btab Ecommerce Group, Inc. and its subsidiaries (the “Company”) as of and for each of the years ended December 31, 2024, and 2023.

Our report includes an explanatory paragraph as to the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

October 23, 2025